EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the use of our report dated February 3, 1999, except for note 15, as to which the date is February 15, 1999 with respect to the financial statements and schedules of NAC Re Corp. included in the Annual Report (Form 10-K) of XL Capital Ltd for the year ended December 31, 2000, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement (Form S-3) of XL Capital Ltd and related Prospectus for the registration of securities in relation to the Dividend Reinvestment and Share Purchase Plan.

                                                 /s/ Ernst & Young LLP

New York, New York
January 17, 2002